Exhibit 5.1



                         MANATT, PHELPS & PHILLIPS, LLP
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064
                                 (310) 312-4000
                               FAX: (310) 312-4224



January 26, 2005
Board of Directors
Focus Enhancements, Inc.
1370 Dell Ave
Campbell, CA 95008


Re:      Form S-3 Registration Statement Under the Securities Act of 1933

Ladies and Gentlemen:


This opinion is rendered in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to 10,921,714 shares of common stock, par value $0.01 per share (the "Common Stock"), of Focus Enhancements, Inc. (the "Company"), including warrants ("Warrants") to purchase up to 2,081,854 shares of Common Stock. As special counsel to Focus, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.


Based on the foregoing, we are of the opinion that the shares of Common Stock of Focus covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Warrants or such other agreements, against full payment therefore, be validly issued, fully paid, and non-assessable shares of Common Stock of Focus.

We hereby consent to the use of this opinion and to the reference to our firm appearing in Focus' Prospectus under the heading "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may hereafter be brought to our attention.


                                              Sincerely,

                                              /s/ Manatt, Phelps & Phillips, LLP
                                              ----------------------------------
                                              MANATT, PHELPS & PHILLIPS, LLP


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